Exhibit 10.21

Certain information marked as *** has been excluded from the contract because it is both not material and is the type that the registrant treats as private or confidential

Loan Agreement

Party A: Senmiao Technology Limited

Party B: Hu Xiang	ID No.: ***

Party B is one of the important shareholders of Senmiao Technology Limited (hereinafter referred to as the “Company”). Due to the needs of the business expansion and mergers and acquisitions in the capital market, both Parties have reached a consensus that Party A shall provide Party B with a special reserve loan. The loan shall be used by Party B to represent Party A to carry out new business mergers and acquisitions and maintain capital market relations.

I. the loan capacity: $150,000.00.

II. Loan term: 12 months from January 3, 2024. Upon the completion of the relevant work (including but not limited to the completion of mergers and acquisitions between the company and the relevant target company, the completion of specific capital marketing activities, etc.), Party B shall apply the loan amount according to the actual work progress, and shall reimburse the amount according to the actual use of the funds, and the unused part shall be returned to the company in time within the loan period.

III. Loan interest: this loan is an interest-free loan.

IV. Loan purpose: it is specially used by Party B representing Party A to assist the company in finding business with good profitability, the target company with investment value, maintaining investor relations, participating in necessary capital marketing activities, etc., Party B shall not change the use of the loan without authorization.

V. The loan shall be remitted to:

Account Name: Xiang Hu

Address: ***

Bank Name: ***

Swift Code：***

Account number: ***

VII. If there are any disputes between both parties on the performance of the agreement, they shall solve them through friendly negotiation; if the negotiation fails, any party can file a lawsuit to Chengdu People’s Court for solution.

VIII. The agreement is in duplicate, with each party holding one copy respectively.

Party A: Senmiao Technology Limited	Party B: Hu Xiang

CEO: /s/ Xi Wen	/s/ Hu Xiang
Xi Wen	Hu Xiang
Signing date: January 3, 2024	Signing date: January 3, 2024
Signing place: Chengdu, Sichuan